UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): April 26, 2006


                          FIRSTFED FINANCIAL CORP.
                        ---------------------------
           (Exact name of registrant as specified in its charter)



      Delaware                   1-9566                  95-4087449
     ---------                  --------                -----------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



 401 Wilshire Boulevard, Santa Monica, California,      90401-1490
--------------------------------------------------      ----------
     (Address of principal executive offices)           (Zip Code)


     Registrant's telephone number, including area code: (310)319-6000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the  Securities Actc   (17
CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under   the
Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications  pursuant  to  Rule  13e-4(c)  under   the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   Results of Operations and Financial Condition

     On April 26, 2006, the registrant, FirstFed Financial Corp., issued a press release setting forth the Company's first quarter 2006 earnings. A copy of this release press release is attached and incorporated herein as Exhibit 99.1.

Exhibit 9.01       Financial Statements and Exhibits

(a)   Financial Statements

      Not Applicable.

(b)   Pro Forma Financial Information

      Not Applicable.

(c)   Exhibits:

            Exhibit 99 - Press Release dated April 26, 2006, regarding results for the first quarter 2006.

                           S I G N A T U R E S

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        FIRSTFED FINANCIAL CORP.



Dated: April 26, 2006                           By:  /s/ Douglas J. Goddard
                                                     ----------------------
                                                         Douglas J. Goddard
                                                         Chief Financial Officer

           FIRSTFED REPORTS RESULTS FOR THE FIRST QUARTER OF 2006

     Santa Monica, California, April 26, 2006 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced net income of $31.0 million or $1.83 per diluted share of common stock for the first quarter of 2006 compared to net income of $28.2 million or $1.67 per diluted share of common stock for the fourth quarter of 2005. Net income for the first quarter of 2005 was $18.5 million or $1.10 per diluted share of common stock. The increased earnings resulted from higher net interest income and loan prepayment fees.

     Net interest income increased to $67.1 million during the first quarter of 2006 from $60.3 million during the fourth quarter of 2005 and $50.1 million during the first quarter of 2005. Average interest-earning assets for the first quarter of 2006 grew 4% over the fourth quarter of 2005 and 32% over the first quarter of 2005. The interest rate spread increased to 2.41% for the first quarter of 2006 from 2.30% for the fourth quarter of 2005 and 2.44% for the first quarter of last year.

     Loan prepayment fees were $7.4 million for the first quarter of 2006, approximately the same as $7.6 million for the fourth quarter of 2005 and substantially higher than $2.6 million for the first quarter of 2005. An increasing number of the Bank's loans provide for prepayment fees in order to cover the cost of origination.

     The Company's total assets reached $10.6 billion at March 31, 2006 compared to $10.5 billion at December 31, 2005 and $8.4 billion at March 31, 2005. Loan originations during the first quarter of 2006 were $726 million compared to $1.1 billion during the fourth quarter of 2005 and $1.3 billion during the first quarter of 2005. Loan originations decreased due to a leveling off of real estate activity in the areas where the Bank lends. The loan portfolio was $9.7 billion at the end of the first quarter of 2006, consistent with the level at the end of the fourth quarter of 2005. Single family loans comprised 89% of loan originations during the first quarter of 2006, 93% of loan originations during the fourth quarter of 2005, and 88% of loan originations during the first quarter of 2005.

     Negative amortization, which results when unpaid interest earned by the Bank is added to borrowers' loan balances, totaled $98.5 million at March 31, 2006, $62.6 million at December 31, 2005, and $10.3 million at March 31, 2005. Negative amortization increased by $35.9 million during the first quarter of 2006. This compares to increases of $25.0 million during the fourth quarter of 2005, and $4.9 million during the first quarter of 2005. Negative amortization has increased over the last few quarters due to rising interest rates and an increasing number of single family loans that allow for fixed payment periods of one to five years. The portfolio of single family loans with a one-year fixed payment period totaled $4.7 billion at March 31, 2006, $4.6 billion at December 31, 2005 and $3.1 billion at March 31, 2005. The portfolio of single family loans with three-to-five year fixed payment periods totaled $2.5 billion at March 31, 2006 and $2.7 billion at December 31, 2005, and $2.1 billion at March 31, 2005. Negative amortization as a percentage of all single family loans with fixed payment periods in the Bank's portfolio was 1.32% at March 31, 2006 compared to 0.86% at December 31, 2005 and 0.19% at March 31, 2005.

     A $3.9 million loan loss provision was recorded during the first quarter of 2006. This compares to provisions of $4.0 million during the fourth quarter of 2005 and $3.8 million during the first quarter of 2005. Net loan charge-offs of $25 thousand were recorded during the first quarter of 2006. This compares to net loan charge-offs of $36 thousand during the fourth quarter of 2005 and net loan loss recoveries of $159 thousand during the first quarter of 2005. The ratios of non-performing assets to total assets were 0.07%, 0.05%, and 0.08% March 31, 2006, December 31, 2005 and March 31, 2005, respectively.

     Loan payoffs and principal reductions totaled $624.8 million for the quarter ended March 31, 2006 compared to $635 million for the fourth quarter of 2005, and $339.1 million for the first quarter of 2005. Loan sales of $15.1 million and $12.8 million are included in the above figures for the first quarter of 2006 and the fourth quarter of 2005, respectively. There were no loan sales during the first quarter of 2005.

     Loan originations during the first quarter of 2006 were primarily funded with deposits, which increased by $675.0 million. The deposit growth was primarily in brokered deposits which increased by $597.5 million during the quarter. FHLB Advances and borrowings under repurchase agreements decreased during the quarter by $400.5 million and $197.7 million, respectively. The Bank's risk-based capital ratio was 13.62% at March 31, 2006 and its core and tangible capital ratios were 6.48%.

     Non-interest expense was $19.9 million during the first quarter of 2006, $18.2 million during the fourth quarter of 2005 and $18.9 million during the first quarter of 2005. Expenses increased during the first quarter of 2006 due to higher compensation costs and the costs associated with implementing Statement of Financial Accounting Standards No. 123R (SFAS No. 123R). Starting with the first quarter of 2006, SFAS No. 123R requires the expensing of the value of stock options granted and vested during the period. Stock-based employee compensation expense totaled $403 thousand net of tax for the first quarter of 2006. Expenses increased during the first quarter of 2006 compared to the first quarter of 2005 due to increased OTS assessments and higher occupancy costs related to the opening of two new branches. Non-interest expense as a percentage of average total assets increased to 0.76% during the first quarter of 2006 compared to 0.72% during the fourth quarter of 2005 and 0.95% during the first quarter of 2005.

     There were no repurchases of common stock during 2006 or 2005. Shares eligible for repurchase under the Company's stock repurchase program totaled 1,472,079 as of April 26, 2006.

     First Federal Bank of California operates 31 retail banking offices in Southern California and 6 lending offices in both Southern and Northern California.

     This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations that may affect operating margin, the California real estate market, branch openings, and competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.

      Contact: Douglas Goddard, Executive Vice President
              (310) 319-6014

                           KEY FINANCIAL RESULTS FOLLOW

                           FIRSTFED FINANCIAL CORP.
                                AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)
                                (Unaudited)

                                                           March 31,       December 31,
                                                              2006            2005
                                                          -------------   -------------
ASSETS

Cash and cash equivalents                                $       57,899  $       93,192
Investment securities, available-for-sale (at fair
value)                                                          338,143         294,017
Mortgage-backed securities, available-for-sale (at
  fair value)                                                    69,296          74,254
Loans receivable, held-for-sale (fair value $97,208)             96,250           2,873
Loans receivable, net                                         9,680,194       9,678,260
Accrued interest and dividends receivable                        50,990          48,973
Office properties and equipment, net                             15,828          15,759
Investment in Federal Home Loan Bank (FHLB) stock, at
  cost                                                          207,952         205,696
Other assets                                                     52,736          43,925
                                                          -------------   -------------
                                                         $  10, 569,288  $  10, 456,949
                                                          =============   =============

LIABILITIES

Deposits                                                 $    5,046,661  $    4,371,657
FHLB advances                                                 3,755,000       4,155,500
Securities sold under agreements to repurchase                  966,000       1,163,684
Senior debenture                                                100,000         100,000
Accrued expenses and other liabilities                           98,377          95,269
                                                          -------------   -------------
                                                              9,966,038       9,886,110
                                                          -------------   -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
  authorized 100,000,000 shares;
  issued 23,796,866 and 23,761,825 shares;
  outstanding 16,602,270 and 16,567,229 shares                      238             238
Additional paid-in capital                                       46,581          44,147
Retained earnings                                               671,853         640,900
Unreleased shares to employee stock ownership plan                 (895)         (1,104)
Treasury stock, at cost 7,194,596 shares                       (113,776)       (113,776)
Accumulated other comprehensive (loss) income, net of
  taxes                                                            (751)            434
                                                          -------------   -------------
                                                                603,250         570,839
                                                          -------------   -------------
                                                         $   10,569,288  $   10,456,949
                                                          =============   =============

                          FIRSTFED FINANCIAL CORP.
                               AND SUBSIDIARY
      CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS
               (Dollars in thousands, except per share data)
                                (Unaudited)

                                                                Three months ended
                                                                      March 31,
                                                          -----------------------------
                                                              2006              2005
                                                          -------------     -----------

Interest income and dividend income:
   Interest on loans                                     $      154,884   $      87,113
   Interest on mortgage-backed securities                           706             728
   Interest and dividends on investments                          6,506           3,816
                                                          -------------     -----------
      Total interest income                                     162,096          91,657
                                                          -------------     -----------
Interest expense:
   Interest on deposits                                          38,914          17,354
   Interest on borrowings                                        56,068          24,226
                                                          -------------     -----------
      Total interest expense                                     94,982          41,580
                                                          -------------     -----------

Net interest income                                              67,114          50,077
Provision for loan losses                                         3,900           3,750
                                                          -------------     -----------
Net interest income after provision for loan
   losses                                                        63,214          46,327
                                                          -------------     -----------

Other income:
   Loan servicing and other fees                                  8,414           2,828
   Retail office fees                                             1,575           1,323
   Gain on sale of loans                                            145              --
   Real estate operations, net                                     (108)            248
   Other operating income                                           161              97
                                                          -------------     -----------
      Total other income                                         10,187           4,496
                                                          -------------     -----------

Non-interest expense:
   Salaries and employee benefits                                12,294          12,173
   Occupancy                                                      2,638           2,295
   Advertising                                                      164              92
   Amortization of core deposit intangible                          499             499
   Federal deposit insurance                                        144             116
   Legal                                                            468             516
   Other expense                                                  3,709           3,176
                                                          -------------     -----------
      Total non-interest expense                                 19,916          18,867
                                                          -------------     -----------

Income before income taxes                                       53,485          31,956
Income tax                                                       22,532          13,464
                                                          -------------     -----------
Net income                                               $       30,953   $      18,492
                                                          =============     ===========

Net income                                               $       30,953   $      18,492
Other comprehensive (loss), net of taxes                         (1,185)           (324)
                                                          -------------     -----------
Comprehensive income                                     $       29,768   $      18,168
                                                          =============     ===========

Earnings per share:
   Basic                                                 $         1.87   $        1.12
                                                          =============     ===========
   Diluted                                               $         1.83   $        1.10
                                                          =============     ===========

Weighted average shares outstanding:
   Basic                                                     16,572,844      16,502,945
                                                          =============     ===========
   Diluted                                                   16,895,022      16,885,898
                                                          =============     ===========

                          FIRSTFED FINANCIAL CORP.
                              AND SUBSIDIARY
                           KEY FINANCIAL RESULTS
                (Dollars in thousands, except per share data)
                                (Unaudited)

                                                              Quarter ended March 31,
                                                               2006             2005
                                                           ------------      ----------
End of period:
   Total assets                                          $   10,569,288    $  8,420,703
   Cash and securities                                   $      396,042    $    268,704
   Mortgage-backed securities                            $       69,296    $     90,597
   Loans                                                 $    9,776,444    $  7,824,493
   Core deposit intangible asset                         $        2,839    $      4,834
   Deposits                                              $    5,046,661    $  3,803,795
   Borrowings                                            $    4,821,000    $  4,058,513
   Stockholders' equity                                  $      603,250    $    495,333
   Book value per share                                  $        36.34    $      29.98
   Tangible book value per share                         $        36.16    $      29.69
   Stock price (period-end)                              $        59.81    $      51.01
   Total loan servicing portfolio                        $    9,968,279    $  7,916,154
   Loans serviced for others                             $       85,431    $    111,231
   % of adjustable mortgages                                      96.37%          93.73%

Other data:
   Employees (full-time equivalent)                                 610             638
   Branches                                                          31              29

Asset quality:
   Non-accrual loans                                     $        7,420    $      6,851
   Non-performing assets                                 $        7,420    $      6,851
   Non-performing assets to total assets                           0.07%           0.08%
   General valuation allowance (GVA)                     $      101,433    $     82,579
   Allowances for impaired loans                                     --              --
                                                           ------------      ----------
   Allowances for loan losses                            $      101,433          82,579
   Allowances for loan losses as a percent of
     gross loans receivable                                        1.03%           1.05%
   Loans sold with recourse                              $       57,815    $     73,545
   Modified loans (not impaired)                         $        1,959    $      2,061
   Impaired loans, net                                   $        4,315    $      4,546

Capital ratios:
   Tangible capital ratio                                          6.48%           5.77%
   Core capital ratio                                              6.48            5.77
   Risk-based capital ratio                                       13.62           11.75
   Net worth to assets ratio                                       5.70            5.88

                          FIRSTFED FINANCIAL CORP.
                               AND SUBSIDIARY

                     KEY FINANCIAL RESULTS (continued)
                                (Unaudited)

                                                                Three months ended
                                                                     March 31,
                                                           ----------------------------
                                                               2006            2005
                                                           ------------    ------------

Selected ratios:
  Expense ratios:
     Efficiency ratio                                             25.76%          34.57%
     Expense-to-average-assets ratio                               0.76            0.95
  Return on average assets                                         1.18            0.93
  Return on average equity                                        21.09           15.21

Yields earned and rates paid:
  Average yield on loans                                           6.34%           4.76%
  Average yield on securities portfolio                            5.04            3.67
  Average yield on all interest-earning assets                     6.27            4.69
  Average rate paid on deposits                                    3.34            1.82
  Average rate paid on borrowings                                  4.33            2.71
  Average rate paid on all interest-bearing                        3.86            2.25
   liabilities
  Interest rate spread                                             2.41            2.44
  Effective net spread                                             2.59            2.56

Average balances:
  Average loans                                          $    9,763,063    $  7,315,647
  Average securities                                            584,985         494,652
                                                           ------------    ------------
  Average interest-earning assets                            10,348,048       7,810,299
                                                           ------------    ------------
  Average deposits                                            4,657,604       3,816,761
  Average borrowings                                          5,177,816       3,578,534
                                                           ------------    ------------
  Average interest-bearing liabilities                        9,835,420       7,395,295
                                                           ------------    ------------
  Excess of interest-earning assets over
   interest-bearing liabilities                          $      512,628    $    415,004
                                                           ============    ============
Loan originations and purchases                          $      725,766    $  1,316,905